Exhibit 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     We, the undersigned Deborah M. Fretz and Colin A. Oerton, being, respectively, the President and Chief Executive Officer and the Vice President and Chief Financial Officer, of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., do each hereby certify that the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.
Date: April 28, 2006

/s/ Deborah M. Fretz

Name:	Deborah M. Fretz
Title:	President and Chief Executive Officer

/s/ Colin A. Oerton

Name:	Colin A. Oerton
Title:	Vice President and Chief Financial Officer

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